Page 28 of 40 Pages


                                                                       EXHIBIT 1

                            STOCK PURCHASE AGREEMENT


                                  June 22, 2000



AXCAN PHARMA INC.
597 Laurier Boulevard
Mont-Saint-Hilaire, Quebec
J3H 6C4


RE: Purchase of the No Par Value Common Stock of Axcan Pharma Inc., a Canadian corporation
         ---------------------------------------------------------------


Ladies and Gentlemen:

In connection with the undersigned's purchase, subject to the terms and conditions set forth herein, of 2,500,000 shares ("Shares") of the no par value common stock ("Common Stock") of Axcan Pharma Inc., a Canadian corporation ("Axcan"), at a price of $6.00 (U.S.) per share for an aggregate purchase price of $15,000,000 (U.S.) ("Purchase Price"), Perseus-Soros BioPharmaceutical Fund LP ("Purchaser") acknowledges and agrees to the following:

1.       Purchaser is a non-resident of Canada.

2. Purchaser's purchase shall be effective only if the Purchaser (1) receives a copy of the final Prospectus relating to the sale of the Shares of Common Stock included in Form F-10 filed with the Securities and Exchange Commission and (2) confirms in writing its desire to purchase the Shares and initiates payment as set forth below. The consummation of the transactions contemplated hereby shall also be conditioned upon (1) the parties hereto obtaining any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this agreement and (2) an aggregate investment in Axcan of $25,000,000 (U.S.) by Investor (Guernsey) AB and Special Situations L.P.

                                     -1- 1
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                                                             Page 29 of 40 Pages


3. For a period of 90 days from the date of Purchaser's receipt of the final Prospectus, Purchaser will not knowingly transfer any of the shares to a person who is a resident of Canada, it being understood and acknowledged that this limitation shall not prevent Purchaser from selling any shares in an unsolicited transaction on the NASDAQ stock market through a U.S. broker-dealer or otherwise pursuant to U.S. Securities laws.

4. Payment for the Shares will be initiated upon receipt of the final Prospectus (but only if Purchaser confirms its desire to purchase after receipt of the final Prospectus), and this agreement of purchase shall be effective only upon initiation of payment to pay the Purchase Price to Axcan via wire transfer to the transfer agent for Axcan to the following account:

                                       -2-
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                                                             Page 30 of 40 Pages


The Bank of Nova Scotia

New York Agency
One Liberty Plaza
New York, New York 10006

ABA#:  026002532

Credit Account #:  07436-31

Account Name:     American Securities Transfer & Trust, Inc.
                  Disbursement Account

5. By its acceptance and agreement of this letter, Axcan hereby represents and warrants to Purchaser that:

         a. Each of the Prospectus (which, for this purpose, shall include both the Preliminary Prospectus dated June 1, 2000 and the final Prospectus when filed) and the Registration Statement on Form F-10 referred to in paragraph 2 above and the documents filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus did not, do not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

         b. Axcan shall notify Purchaser when the Registration Statement on Form F-10 has become effective under the Securities Act of 1933 and as of such time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending before or, to Axcan's knowledge, contemplated by the Securities and Exchange Commission.

Axcan acknowledges that Purchaser is relying upon the foregoing representations in purchasing the Shares, and Axcan agrees to indemnify Purchaser from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter that could give rise to any such losses, claims, damages, liabilities or judgments) caused by or resulting from a breach of any such representation.

Purchaser acknowledges that the foregoing representations and indemnification rights are personal to the Purchaser and may not be transferred by Purchaser, whether or not

                                      -3-
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                                                             Page 31 of 40 Pages

the Shares are transferred. Purchaser further agrees and acknowledges that the above representations and warranties shall survive only for a period commencing on the date hereof and expiring on the date of filing of Axcan's Form 20-F for the fiscal year ended September 30, 2000 with the Securities and Exchange Commission.

6. Purchaser represents and warrants to Axcan that it is purchasing the Shares for its own account (and not as a market intermediary) in the ordinary course of its business, and that Purchaser has no arrangements for redistribution of the Shares.


7. It is understood that Axcan's above transfer agent is not to remit funds received from the Purchaser until a stock certificate for the Shares has been issued and delivered in accordance with the delivery instructions set forth below. Axcan undertakes to cause stock certificates to be so issued and delivered within two business days of receipt by its above transfer agent of the Purchase Price. It is further understood that the stock certificate, when delivered, will not contain any restrictive or other legends and that the transfer agent will not be given any "stop transfer" orders with respect to the Shares.

8. Axcan agrees to cooperate with Purchaser and provide any information necessary or desirable for Purchaser to file relevant U.S. federal income tax returns and make any appropriate tax elections, including a "qualified electing fund" ("QEF") election under the Internal Revenue Code of 1986, as amended.

9. Any amendment of this agreement must be in writing. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this letter agreement (or the signature page thereof) shall be deemed to be an executed original thereof. This agreement, together with the Prospectus (which, for this purpose, shall include both the Preliminary Prospectus dated June 1, 2000 and the final Prospectus when filed) and the Registration Statement on Form F-10, intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This letter agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This agreement shall be governed by and construed in accordance with the laws of New York, without regard to the principles of conflicts of law of any jurisdiction.

                                      4
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                                                             Page 32 of 40 Pages


IN WITNESS WHEREOF, the parties hereto have executed the STOCK PURCHASE AGREEMENT as of the date set forth above.

PERSEUS-SOROS BIOPHARMACEUTICAL FUND, L.P.


By:      /s/ Dennis Purcell
         ------------------

Name:    Dennis Purcell
         ------------------

Title:   Managing Director
         ------------------

AXCAN PHARMA INC.


By:      /s/ David W. Mims (June 27, 2000)
         ---------------------------------

Name:    David W. Mims
         ------------------

Title:   Vice President, Chief Operating Officer
         ---------------------------------------


                                       5
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                                                             Page 33 of 40 Pages



                     REGISTRATION AND DELIVERY INSTRUCTIONS:


Register stock in the following name:


PERSEUS-SOROS BIOPHARMACEUTICAL FUND, L.P.

Address:     16271 Street NW.
             Suite 610
             Washington, D.C. 20006

             Attention:  Rodd Macklin


Deliver stock certificates to:


PERSEUS-SOROS BIOPHARMACEUTICAL FUND, L.P.

Address:     16271 Street NW.
             Suite 610
             Washington, D.C. 20006

             Attention:  Rodd Macklin


If no instructions are provided, stock certificates will be registered in the name of the Purchaser and delivered at the address indicated above.


Accepted this 27th day of June, 2000.


AXCAN PHARMA INC.


By:      /s/ David W. Mims (June 27, 2000)
         ---------------------------------

Name:    David W. Mims

Title:   Vice President, Chief Operating Officer

                                       6